U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Rolling Technologies, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	TBA
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Penthouse, Menara Antara,, No. 11, Jalan Bukit Ceylong, Kuala Lumpur 50200, Kuala Lumpur Malaysia	Nevada Agency and Trust Company 50 West Liberty St, Suite 880 Reno, NV 89501
(Name and address of principal executive offices)	(Name and address of agent for service)

Registrant's telephone number, including area code: (012) 377-0130

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	950,000 shares	$0.02	$19,000	$0.58

(1)	This price was arbitrarily determined by Rolling Technologies, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
David S. Jennings, Esq.
330 Carousel Parkway, Henderson, Nevada 89014
Phone: (702) 595-5150 / Fax: (800) 731-6120

SUBJECT TO COMPLETION, Dated September 17, 2007

PROSPECTUS
ROLLING TECHNOLOGIES, INC.
950,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 950,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.02 per share. This offering will expire on February 28, 2008 unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$19,000	None	$19,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” on pages 6-15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: September 17, 2007

SUMMARY	4
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION	6
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	6
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	6
RISKS ASSOCIATED WITH OUR BUSINESS MODEL	7
Because we have not established the RT brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.	7
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	7
Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.	7
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.	8
In the event that we are unable to successfully compete within the car-top luggage carrier business, we may not be able to achieve profitable operations.	8
Because we will be forced to rely on third party manufacturers and raw material suppliers, the occurrence of difficulties outside of our control could negatively impact our business.	8
The complexity of our Product may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our Product.	9
If we do not effectively implement measures to sell our product, we may never achieve revenues and you will lose your entire investment.	10
If we are unable to successfully manage growth, our operations could be adversely affected.	10
Because we intend to offer our Product in Malaysia, China, and other countries throughout Asia, we are subject to risks associated with international operations.	10
RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS	11
Because our management is inexperienced in operating car-top luggage rack business, our business plan may fail.	11
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	11
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	11
Because our president, Tee Kai Shen, and our director, Tam Siew Suan, own an aggregate of 55.8% of our outstanding common stock, investors may find that corporate decisions influenced by Tee Kai Shen and Tam Siew Suan are inconsistent with the best interests of other stockholders.	12
Because our president, Tee Kai Shen, and our director, Tam Siew Suan, own an aggregate of 55.8% of our outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.	12
RISKS RELATED TO LEGAL UNCERTAINTY	12
If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.	12
Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	13

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	13
RISKS RELATED TO OUR SECURITIES	13
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	13
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	14
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.	14
If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.	14
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	15
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	15
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	15
FORWARD-LOOKING STATEMENTS	16
USE OF PROCEEDS	16
DETERMINATION OF OFFERING PRICE	16
DILUTION	16
SELLING SHAREHOLDERS	16
PLAN OF DISTRIBUTION	21
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
DESCRIPTION OF SECURITIES	24
INTERESTS OF NAMED EXPERTS AND COUNSEL	27
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
ORGANIZATION WITHIN THE LAST FIVE YEARS	28
DESCRIPTION OF BUSINESS	28
DESCRIPTION OF PROPERTY	34
PLAN OF OPERATION	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	39
EXECUTIVE COMPENSATION	42
FINANCIAL STATEMENTS	44
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	45
AVAILABLE INFORMATION	45

Summary

We were incorporated as Rolling Technologies, Inc. (“RT”) in the State of Nevada on July 27, 2007. We are engaged in the business of developing, producing, and marketing low-cost car top luggage carriers (the “Product”) for distribution in Malaysia and China.

We are a development stage company and have not generated significant sales to date. As of July 31, 2007, we had $39,000 in current assets and current liabilities in the amount of $0. Accordingly, our working capital position as of July 31, 2007 was $39,000. Since our inception through July 31, 2007, we have incurred a net loss of $4,000. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

Our operations office is located at Penthouse, Menara Antara, No. 11, Jalan Bukit Ceylong, Kuala Lumpur 50200, Kuala Lumpur Malaysia. Our phone number is (012) 377-0130. Our fiscal year end is July 31, 2007.

The Offering

Securities Being Offered
Up to 950,000 shares of our common stock, which includes all issued and outstanding shares with the exception of those held by our President, CEO and director, Tee Kai Shen, and our director, Tam Siew Suan.

Offering Price
The offering price of the common stock is $0.02 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the NASD over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
2,150,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President, CEO and director, Tee Kai Shen, and our director, Tam Siew Suan, own an aggregate of 55.8% of the common shares of our company and therefore have substantial control. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Offering Period	The shares are being offered for a period up to February 28, 2008, unless extended by us for an additional 90 days.

Summary Financial Information

Balance Sheet Data	As of July 31, 2007 (Unaudited)
Cash	$35,000
Total Assets	$39,000
Liabilities	$0
Total Stockholders’ Equity	$39,000

Statement of Operations	For the Year Ended July 31, 2007 (Unaudited)
Revenue	$0
Loss for the Period	$4,000

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. Operating expenses for the period from July 27, 2007 (date of inception) to July 31, 2007, totaled $4,000. We have incurred cumulative net losses of $4,000 since July 27, 2007. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months should we determine to pursue a strategy of growth. As of July 31, 2007, we had cash in the amount of $35,000. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history.  We are in the development stage of our business and have only recently begun to offer our products. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Risks Associated with Our Business Model

Because we have not established the RT brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.

Because we are a new company with new products and we have not conducted advertising, there is little or no recognition of our RT brand name. As a result, consumers may purchase products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

Although we plan to pursue written agreements with our manufacturers to provide goods to us at their respective and customary rates upon request, we currently have no such written agreements in place. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and our outside auditors to perform auditing functions. Each of these functions requires the services of persons in high demand and these persons may not always be available. The implementation of our business plan and ability to services our customers may be impaired if we are not able to secure written agreements with additional manufacturers, or the parties with whom we have verbal agreements do not perform in accordance with our verbal agreements. In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any manufacturing facilities. We plan to pursue and enter into written agreements with the third party manufacturers to manufacture our products and ship them directly to our customers. If we lose the services of our third party manufacturers, we may be unable to secure the services of replacement manufacturers. In addition, because we do not have written agreements with all of these manufacturers, they could refuse to supply some or all of our products, reduce the number of products that they supply or change the terms and prices under which they normally supply our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer products and designs that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

In the event that we are unable to successfully compete within the car-top luggage carrier business, we may not be able to achieve profitable operations.

We face substantial competition in the industry.  Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources.  These competitors may have completed development of their products and are presently marketing these to potential customers. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competing products. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Because we will be forced to rely on third party manufacturers and raw material suppliers, the occurrence of difficulties outside of our control could negatively impact our business.

We do not have our own fabrication facilities, assembly or manufacturing operations. Instead, we intend to rely on others to fabricate, assemble and manufacture all of our products. We do not have any long-term supply contracts with any of these suppliers. Because we intend to outsource the manufacture of all of our products, the cost, quality and availability of third-party manufacturing operations are essential to the successful production and sale of our products. Our reliance on third-party manufacturers exposes us to a number of risks which are outside our control, including:

▪	unexpected increases in manufacturing costs;
▪	interruptions in shipments if a third-party manufacturer is unable to complete production in a timely manner;
▪	inability to control quality of finished products;
▪	inability to control delivery schedules;
▪	inability to control production levels and to meet minimum volume commitments to our customers;
▪	inability to control manufacturing yield;
▪	inability to maintain adequate manufacturing capacity; and
▪	inability to secure adequate volumes of acceptable components, at suitable prices or in a timely manner.

We have not yet located a manufacturer for our products. We may be unable to locate a suitable manufacturer for our products on terms acceptable to us, or at all. The occurrence of any such conditions discussed herein will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in any revenues that we hope to achieve.

The complexity of our Product may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our Product.

We have not undertaken significant testing of our Product and it may contain undetected errors, weaknesses, defects or bugs when first introduced or as new versions are released. If our Product or future products contain production defects, reliability, quality or compatibility problems that are significant to our customers, our reputation may be damaged and customers may be reluctant to continue to buy our products, which could adversely affect our ability to retain and attract new customers. In addition, these defects or bugs could interrupt or delay sales of affected products, which could adversely affect our results of operations.

If defects or bugs are discovered after commencement of commercial production of our Product or future products, we may be required to make significant expenditures of capital and other resources to resolve the problems. This could result in significant additional development costs and the diversion of technical and other resources from our other development efforts. We could also incur significant costs to repair or replace defective products. These costs or damages could have a material adverse effect on our financial condition and results of operations.

If we do not effectively implement measures to sell our product, we may never achieve revenues and you will lose your entire investment.

We are currently testing and refining our prototype Product, which we have built in our facility in Kuala Lumpur, Malaysia. When we are satisfied with the quality of our Product, we plan to manufacture and distribute the Product to automobile manufacturers, automobile retailers, and automobile accessory stores throughout Malaysia before expanding to mainland China and other Asian countries. We have not achieved revenues, or taken active steps to develop a sales force to attain revenues. We have no experience in providing direct sales and service, nor do we have distributors of our Product. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. As a result of our corporate strategies, we have decided to initially focus our resources in select areas in Malaysia. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near term plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development or production delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Because we intend to offer our Product in Malaysia, China, and other countries throughout Asia, we are subject to risks associated with international operations.

Although we have not commenced manufacturing our Product to consumers, we may rely on foreign third-party manufacturing, assembly and testing operations. Foreign operations subject us to a number of risks associated with conducting business outside of the United States, including the following:

▪	Unexpected changes in, or impositions of, legislative or regulatory requirements;
▪	Delays resulting from difficulty in obtaining export licenses for certain technology, tariffs, quotas and other trade barriers and restrictions;
▪	Imposition of additional taxes and penalties;

▪	The burdens of complying with a variety of foreign laws; and
▪	Other factors beyond our control, including acts of terrorism, which may delay the shipment of our products, impair our ability to travel or our ability to communicate with foreign locations.

In addition, the laws of certain foreign countries in which our products are or may be designed, manufactured or sold may not protect our products or intellectual property rights to the same extent as the laws of the United States. This increases the possibility of piracy of our technology and products.

Risks Associated with Management and Control Persons

Because our management is inexperienced in operating car-top luggage rack business, our business plan may fail.

Our management does not have any specific training in running a car-top luggage rack business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Tee Kai Shen, our president and CEO, devotes 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Tee Kai Shen, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our president, Tee Kai Shen, and our director, Tam Siew Suan, own an aggregate of 55.8% of our outstanding common stock, investors may find that corporate decisions influenced by Tee Kai Shen and Tam Siew Suan are inconsistent with the best interests of other stockholders.

Tee Kai Shen is our president, chief executive officer and director. Tam Siew Suan is our director. Together, they own approximately 55.8% of the outstanding shares of our common stock. Accordingly, they will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Tee Kai Shen and Tam Siew Suan may still differ from the interests of the other stockholders.

Because our president, Tee Kai Shen, and our director, Tam Siew Suan, own an aggregate of 55.8% of our outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.

Our president, Tee Kai Shen owns 600,000 shares of our common stock, which equates to 27.9% of our outstanding common stock. Our director, Tam Siew Suan owns 600,000 shares of our common stock, which equates to 27.9% of our outstanding common stock. There is presently no public market for our common stock although we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares are publicly traded on the over-the-counter bulletin board, Tee Kai Shen and Tam Siew Suan will be eligible to sell their shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Risks Related to Legal Uncertainty

If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

Because our products are intended for use in a high-speed environment, we may be subject to liability for any accidents or injury that may occur in connection with the use of these products or due to claims of defective design, integrity or durability of the products. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt the sale of our products until we are able to remedy the product defects. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement, we cannot be certain that our Products do not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 950,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 44.2% of the common shares outstanding as of the date of this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.02 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 950,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from Registration under Regulation S of the Securities Act of 1933, as amended, and completed on July 27, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of July 27, 2007, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and

5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 2,150,000 shares of common stock outstanding on September 7, 2007.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Chin Shyang Fui No 36 Jalan Arasakesari 2 Taman Taynton View Cheras Kuala Lumpur 56000 Malaysia	25,000	25,000	0	0
Jamiah Binti Abdul Samad 24 Jalan Tps 3/13 Taman Pelangi Semenyih, Selangor 43500 Malaysia	25,000	25,000	0	0
Tengku Munyati Binti Tengku Ibrahim No 18 Jalan 19/24 Shah Alam, Selangor 40300 Malaysia	25,000	25,000	0	0
Chong Miew Kong No 8 Jalan 16 Taman Sri Jelok Kajang Darul Ehsan, Selangor 43000 Malaysia	25,000	25,000	0	0
Ong Boon Kim D-36-4-Blk 12 Vista Magma Jalan Prima, Metro Prima Kepong, Kuala Lumpur 52100 Malaysia	25,000	25,000	0	0
Abdul Rahim Bin Ali No 104 Blok Dahlia B1 Jalan 16/56 Kuala Lumpur 64200 Malaysia	25,000	25,000	0	0
Tan Yoke Lake 46d Jalan Wawasan Ampang 2/1 Bandar Baru,Ampang 68000 Malaysia	25,000	25,000	0	0

Fong Yun Ping No 2 Jalan 4/7 Bukit Rawang Jaya Rawang, Selangor 48000 Malaysia	25,000	25,000	0	0
Fauziah Binti Ibrahim No 32 Rumah Murah Jalan Bentong Pahang,Kuala Lumpur Malaysia	25,000	25,000	0	0
Melatiwani Binti Yahya Blok 01-16-98 Flat Bandaraya Kampong Kerinchi Kuala Lumpur 59200 Malaysia	25,000	25,000	0	0
Liew Wee Khuen 12 Jalan 9 Taman Cempaka Ampang, Selangor 68000 Malaysia	25,000	25,000	0	0
Yew Lay Hoon 1941 Jalan E6/11 Taman Ehsan Kepong Kuala Lumpur 52100 Malaysia	25,000	25,000	0	0
Yap Soo Nooi Lot 12 Jalan 38 Kg Cheras Baru Kuala Lumpur 56100 Malaysia	25,000	25,000	0	0
Chen Tai 83 Taman Kajang Baru Jalan 9 Jalan Sg Chua Kajang Selangor 43000 Malaysia	25,000	25,000	0	0
Yusop Bin Hj Ahmad No 11 Jalan 19/62 Bandar Menjalara Kepong Kuala Lumpur 62200 Malaysia	25,000	25,000	0	0
Lau Lai Keen No 143-Laluan Simee 13, Simee Ipoh, Perak 31400 Malaysia	25,000	25,000	0	0
S Selvee A/P R Subramaniam 1-4-3 Greenview Apt Jalan 2/40 Taman Pusat Kepong Kuala Lumpur 52100 Malaysia	25,000	25,000	0	0
Ahmad Bin Walya Bt 20 Jalan Sungai Lui Hulu Langat Selangor 48100 Malaysia	25,000	25,000	0	0

Serifah Masnani Binti Wan Hassan No 606 San San Garden Jalan Sultan Iskandar Bintulu, Sarawak 97000 Malaysia	25,000	25,000	0	0
Saiful Anuar Bin Mokhtaruddin 509 Blok F Sd Apartment 2 Persiaran Meranti 1 Bandar Sri Damansara Kuala Lumpur 52200 Malaysia	25,000	25,000	0	0
Tew Ying Loo No 9 Jalan Pantas Taman Connaught Cheras Kuala Lumpur 56000 Malaysia	25,000	25,000	0	0
Japran Bin Nasron E-03-07 Jalan Sm 2 Taman Subang Mas Subang Jaya Selangor 47620 Malaysia	25,000	25,000	0	0
Tan Geok Hong 23 Jalan Ss 19/5c 47500 Subang Jaya Selangor 47500 Malaysia	25,000	25,000	0	0
Sor Kee Fatt No 2447 East Road 9 Jinjang Utara Kuala Lumpur 52000 Malaysia	25,000	25,000	0	0
No In Kiek A-1208 Villa Lagenda Condo No 1 Jalan 4/28 Taman Desa Bakti Kuala Lumpur 68100 Malaysia	25,000	25,000	0	0
Nixon Yap @ Yap Kim Piow 6215 West Road Jinjang North Kuala Lumpur 52100 Malaysia	25,000	25,000	0	0
Ooi Shi Yuen Lot 195 No 35 Lorong 1 Bt 4 1/2 Setapak Garden Di Jalan Gombak Kuala Lumpur 53000 Malaysia	25,000	25,000	0	0
Bong Kuai Ting No 69 A Bukit Gelugor Batu Kikir 72200 Malaysia	25,000	25,000	0	0
Low Wai Keong No 3b Jalan Awan Hijau Taman Overseas Union Kuala Lumpur 58200 Malaysia	25,000	25,000	0	0

Chee Young Siew No 44-7-1 Vista Magna Jalan Prima Metro Prima Kuala Lumpur 52100 Malaysia	25,000	25,000	0	0
Tan Chen Chen A-6-12-Batu Puteri Apt.No 3 Jalan Tropicana Selatan Kuala Lumpur 52100 Malaysia	25,000	25,000	0	0
Chia Kian Leng As 2 12-K Aman Batu Apartment Kepong, Kuala Lumpur 52100 Malaysia	25,000	25,000	0	0
Yong Yok Seng 26 Jalan C Taman Batu Dijalan Kuching Kuala Lumpur 62000 Malaysia	25,000	25,000	0	0
Gyathri Devi A/P Dharmalingam 62 Jalan Tanjung 12 Taman Seputeh Kuala Lumpur 58000 Malaysia	25,000	25,000	0	0
Ooi Poh Ling No 16 Lorong 22 Taman Lake View Tai Ping 34000 Malaysia	25,000	25,000	0	0
Shing Chee Siong No 142-A Blok F Jalan Sepadu 3 Taman United Kuala Lumpur 58200 Malaysia	25,000	25,000	0	0
Ng Lay San No 286 Jalan Kamunting Perak, Kamunting 34600 Malaysia	25,000	25,000	0	0
Amirul Bin Khalid Batu 18 Kg Padang Asam Padang Rengas Perak 33700 Malaysia	25,000	25,000	0	0

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. Currently, we or anyone acting on our behalf has requested or encouraged any broker-dealer to act as a market-maker for our securities. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock become quoted on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Inc. Plan of Nevada, located at 613 Saddle Rider Court, Henderson, Nevada.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of August 31, 2007 are as follows:

Name	Age	Position Held with the Company
Tee Kai Shen Penthouse, Menara Antara, No. 11, Jalan Bukit Ceylong, Kuala Lumpur 50200 Kuala Lumpur, Malaysia	24	President, CEO, and Director
Tam Siew Suan 94, Jalan Metro Perdana Barat 12 Taman Usahawan Kepong Kuala Lumpur, Malaysia	48	Director

Set forth below is a brief description of the background and business experience of our sole executive officer and directors.

Tee Kai Shen is our President, CEO, and director. Tee Kai Shen was a university student from 2000 through 2005. Tee Kai Shen obtained a Management Diploma from the University of Abertay Dundee in December of 2005. Since graduation, Tee Kai Shen has worked as a manager at Galaxy Properties Corporation in Kuala Lumpur, Malaysia. Tee Kai Shen’s duties in this position include general management tasks, oversight of employees, and management level decision-making.

Tam Siew Suan is one of our directors. Tee Kai Shen obtained a Bachelor of Science from University Lampung in 2002. Since that time, Tam Siew Suan has worked as a Senior Engineer at Vintage Manufacturing Co. In this position, Tam Siew Suan has gained experience in design and manufacturing, which have been extremely beneficial in the design and development of our current Product.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Tee Kai Shen and Tam Siew Suan.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Written agreements with our suppliers to provide their products to us at their respective and customary wholesale rates upon request.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

We understand that enforcing verbal relationships is difficult and less preferred than having written agreements where the terms and conditions are set forth clearly. At this stage of our existence, however, we choose not to draft documents to memorialize some of our arrangements, since we cannot afford involving counsel at expensive rates. We do and will use written arrangements and counsel advice to the extent financially permissible.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 7, 2007, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock[1]	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock[2]
Tee Kai Shen Penthouse, Menara Antara, No. 11, Jalan Bukit Ceylong, Kuala Lumpur 50200 Kuala Lumpur, Malaysia	Common Stock	600,000	27.9%
Tam Siew Suan 94, Jalan Metro Perdana Barat 12 Taman Usahawan Kepong Kuala Lumpur, Malaysia	Common Stock	600,000	27.9%
DIRECTORS AND OFFICERS - TOTAL		1,200,000	55.8%

5% SHAREHOLDERS
NONE	Common Stock	NONE	NONE

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 2,150,000 shares of common stock issued and outstanding for the company as of September 7, 2007.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of September 7, 2007, there were 2,150,000 shares of our common stock issued and outstanding. Our shares are held by forty (40) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality)

of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

David S. Jennings, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Maddox Ungar Silberstein, PLLC, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. Maddox Ungar Silberstein, PLLC has presented his report with respect to our audited financial statements. The report of Maddox Ungar Silberstein, PLLC is included in reliance upon his authority as an expert in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated as Rolling Technologies, Inc. in the State of Nevada on July 27, 2007. We are engaged in the business of developing, producing, and marketing low-cost car top luggage carriers for distribution in Malaysia and China. Our product is still in the development stage and is not yet ready for commercial sale.

Our principal offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our phone number is (012) 377-0130. Our operations office in Malaysia is located at Penthouse, Menara Antara, No. 11, Jalan Bukit Ceylong, Kuala Lumpur 50200, Kuala Lumpur Malaysia.

Our fiscal year end is July 31, 2007. Tee Kai Shen, our President and director, and Tam Siew Suan, our director, may be described as a “promoters” as defined in Rule 405 of the Securities Act by virtue of his role in founding and organizing our company.

Description of Business

Company Overview

We were formed as a Nevada corporation, “Rolling Technologies Inc.,” on July 27, 2007. Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our phone number is (012) 377-0130. Our operations office in Malaysia is located at Penthouse, Menara Antara, No. 11, Jalan Bukit Ceylong, Kuala Lumpur 50200, Kuala Lumpur Malaysia.

We are a development stage company and have not generated any sales to date. We are in the business of developing, producing, and marketing a strong, portable, and affordable car top carrier. Our Product is still in the development stage and is not yet ready for commercial sale. We plan to complete the development of our product in the next six to twelve months, and hope to sell and distribute our Product by September, 2008.

Industry Background in Asia

As automobile ownership has become more commonplace in many Asian countries, an ever-increasing number of families and individuals utilize their vehicles for travel, particularly for recreational trips. In recent years, automobile manufacturers serving Asian markets have increased the interior space of automobiles to meet consumer demand for spacious, comfortable cabins and increased passenger capacity. This transformation has cut down on the amount of space reserved for non-passenger use, specifically for storage of luggage and other parcels. Some automakers have been inventive, creating usable space in hidden compartments in floorboards, while others have merely compromised storage or trunk space for extra passenger room.

Consumer demand for extra space for non-passenger storage has led to the popularization of car-top luggage carriers in Asian countries. When car-top carriers were initially developed, they were large, plastic boxes that affixed to the roof of most vehicles by installation on the vehicle’s roof rack. Carriers have improved over the years as they have become increasingly aerodynamic, more aesthetically pleasing, and made of stronger, more durable material. More recently, United States patents have been issued for variants on the original carriers: car-top carriers that affix to car tops without roof racks, carriers that attach to the rear of certain types of vehicles, and carriers that lack a box-like structure or support frame.

A distinct disadvantage of the traditional car-top carrier is the difficulty in installing and uninstalling the carrier because of their size, weight, and shape. Consumers experience similar challenges in transporting and storing such carriers when not in use. Because most car-top carriers still sport the hard plastic shell exterior, they do not collapse when not in use and are cumbersome to handle and store. Also, once a consumer has installed a traditional car-top carrier on their vehicle, their ability to access the contents of the carrier is severely limited.

Car Top Carrier Products

The four most popular and widely used automobile storage products are as follows:

1. Car Top Boxes. The most traditional roof top storage device, car top boxes are easy to pack and offer the most protection from wind, rain, and other adverse conditions. They also offer the most durability and longest lifespan of all the car top carrier options. A car top box requires a luggage rack with crossbars or a sport bar system on the vehicle in order to be properly installed. They must be packed full or used with a net inside to hold the contents in place during travel. Also, the contents of the box carrier are limited to the interior height of the box or consumers will not be able to latch the box shut. They are generally the most expensive car top carrier option, generally retailing for between $250 and $750.

2. Car Top Carrier Bags. Departing from traditional hard shell box exteriors, car-top carrier bags are made of a soft, pliable material (usually nylon or polyester) and attach to the top of a vehicle using straps affixed to the roof rack. An advantage to the carrier bag is that they fold up to a very manageable size when not in use, making them portable and space efficient. A disadvantage is that the bag must be packed full so that the cloth material doesn't flap in the wind while traveling and create additional drag. Also, depending upon the material used in the manufacture of the bag, carrier bags can break down or fade with prolonged exposure to the sun, wind, and rain. Car top carrier bags come with zippers which allow easy access to contents, but which can malfunction or break, rendering the entire carrier useless. High-quality car top bags offer urethane coated zippers for increased durability and liner systems as an additional measure to keep water away from the contents of the bag. Car top carrier bags generally retail for between $100 and $200.

3. Car Top Baskets. These roof-top storage accessories offer a sturdy structure to lift luggage contents off of a vehicle’s rooftop. They are often used in combination with a car top carrier bag to add structure and support to the contents of the bag and decrease the amount of wind resistance encountered when the bag flaps in the wind while traveling. An advantage of car top baskets is that they are easy to strap cargo bags and nets to, and they offer a rigid base with sidewalls. A disadvantage is that they provide no additional protection from the elements and do not easily break down for transportation or storage. Car top baskets generally retail for between $100 and $200.

4. Car Back Carrier. The newest product in auxiliary storage solutions, the car back carrier is a large cargo bag that hangs from the luggage rack or steel car hooks on the back of wagons, sport utility vehicles, and vans. When properly installed, they hang under the rear window so the driver’s view is not obstructed. Car back carriers are very easy to load and access during travel, and they do not cause any loss of aerodynamics due to drag. Also, because they ride behind the vehicle, they don't experience the full detrimental effect of sun, wind, and rain, as rooftop carriers do. A distinct disadvantage of car back carriers is that they cannot be adapted for use with traditional sedans or vehicles with trunks. Also, they can restrict access to luggage inside the car by preventing rear doors from opening. Car back carriers generally retail for between $100 and $200.

Our Product

We are in the process of developing a portable, light-weight car-top carrier that combines the strength of a box carrier with the convenience of a bag carrier (See Figure 1) for a retail price of under $50. Our current Product has two support frames (See Figure 2), an outer (1) and an inner frame (2), to provide the structure and strength of a traditional box carrier. The outer frame has several cross-bars (3) and the inner frame has several bushings (4), which fit together upon assembly and installation. This combines the structural support of the inner and outer frames to provide for maximum strength and weight-bearing ability. The entire unit is attached to the car top by strong magnets (6), which are connected to the outer frame. Ease of storage is enhanced by hinges in the middle of the frame (5), allowing users to fold the entire unit in half lengthwise in lieu of, or in addition to, removing the outer frame cross-bars from the inner frame bushings. Upon disassembly, which we anticipate will be quick, easy, and require no technical or mechanical sophistication, the Product can then be transported or stored in the accompanying luggage bag, requiring very little space

Our Product is being designed specifically for the Asian market. One of the variables influential in the development of our Product is the fact that very few cars in Asia are equipped with roof racks by the manufacturer, so we needed to design our Product for easily installation in the absence of a roof rack. Thus, our Product can be attached to a vehicle using strong magnets, so no roof rack is necessary. We have not yet determined whether we will use permanent magnets or electromagnets for this purpose, nor have we determined the magnetic field strength required to safely and securely keep our Product attached to a car top while experiencing the drag associated with speeds up to 200 kph. These variables are being addressed as we continue to develop the final model of our Product.

Also, because our Product doesn’t rest directly on the roof of the vehicle and the weight is distributed across several contact points, it can withstand a greater amount of weight than traditional carriers that apply the force of their weight to the luggage rack, which determines the maximum load. Our current research and development efforts include maximizing the carrying load of our Product. Another factor in the weight load is the material used for the inner and outer frames. We are experimenting with different alloys and plastics to find the best combination of strength and cost-effectiveness for our Product. Final Product weight will also be a factor in determining the material we use for the Product frame.

Figure 1

Figure 2

Strategy

Our company’s long-term business strategy is designed to capitalize on the current lack of a strong, portable, and affordable car top carrier that we perceive within the Asian marketplace. Our goal is to grow our company by expanding the reach of our product sales channels, by forming relationships with companies who supply products that fit our business model, and by making our product available directly to consumers.

Marketing

We intend to market our Product to large automobile companies, automobile retailers, automobile accessory retailers, and general retailers.

Intellectual Property

Our business depends, in part, on the protection of our intellectual property, including our business name, logo, and distinctive branding. We have not taken any measures to protect our intellectual property to this point, so there are no legal barriers to prevent others from using what we regard as our intellectual property. In the future we may decide to file a trademark application to protect our brand, but we cannot guarantee the success of this application. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as the laws of the United States, which could increase the likelihood of misappropriation. Furthermore, other companies could develop similar or superior trademarks without violating our intellectual property rights. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, disruptive and expensive, and distract the attention of management, and there can be no assurance that we would prevail.

We are in the process of researching patent rights, and at present we are not aware of anyone in Malaysia or China having any patents, trademarks and/or copyright protection for this or any similar product. Upon successful completion of the development of our Product, we plan to apply for patent protection and/or copyright protection in Malaysia, and other jurisdictions in which we conduct business and distribute our Product.

We have selected the name of our company in an attempt to establish our brand name. Although our company name and logo is not trademarked at this time, we anticipate the necessity of a trademark upon successful commercialization of our product in order to protect our brand integrity.

Competition

The automobile accessories industry can be categorized as highly competitive. There are a large number of established firms that currently sell products similar to ours, aimed at a target market similar to ours. Many of these established distributors have representatives in the field who have established relationships within the industry. In some cases, competitors have exclusivity agreements to supply certain automobile manufacturers. A number of manufacturers for the types of products we offer already sell their products directly to the consumer. These highly competitive market conditions may make it difficult for us to succeed in this market. Our most significant competitors include:

•
Yakima - This industry leader offers the widest selection of products directly to consumers, but their prices are also the highest. While they have negotiated deals with major automobile manufacturers to provide their products on new cars in North America and Europe, their presence in Malaysia, China, and other Asian countries is limited to consumer retail outlets and consumer-direct internet sales.

•
Lakeland Vacation Gear - Lakeland compete much more effectively on price than other manufacturers and is often considered the low price leader in luggage racks and bags. While consumers can also purchase their products directly through their web site or at automobile accessory retail stores, they have not negotiated large wholesale deals with automobile manufacturers or retailers. In spite of their reputation, their products are priced at nearly twice our target retail price.

•
Automobile Manufacturers - Perhaps our greatest competition comes from large automobile manufacturers themselves. Many produce luggage carriers and offer them as upgrades or incentives to consumers when they purchase automobiles. They are also able to offer luggage carriers as after-market items through their retail locations and online. We will need to be able to offer a significant cost-savings to consumers to compete with the automobile manufacturers, who can afford to take a loss on the manufacture and sale of a car top carrier in order to sell an automobile. We will need to be able to offer an even more significant cost savings if we hope to engage automobile manufacturers as customers to replace their in-house manufacturing of similar products.

Government Regulation

Government regulation and compliance with environmental laws do not have a material effect on our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the sale of our product in Malaysia and China is not subject to special regulatory and/or supervisory requirements.

Employees

We have no employees other than our officer and directors as of the date of this Prospectus. As needed from time to time, we may pay for the services of independent contractors such as web designers and commissioned sales people.

Description of Property

We do not lease or own any real property. We maintain our corporate office at 50 West Liberty Street, Suite 880, Reno, NV 89501 and our operations office in Malaysia is located at Penthouse, Menara Antara, No. 11, Jalan Bukit Ceylong, Kuala Lumpur 50200, Kuala Lumpur Malaysia. This office space is being provided free of charge by our president, Tee Kai Shen.

Plan of Operation

This prospectus contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

Plan of Operation in the Next Twelve Months

Product Development

We intend to continue to develop and refine the prototype of our Product over the coming months. We plan to conduct research and make decisions regarding the best material to use for the inner and outer frames, determine the amount of magnetic force required to keep our Product safely attached to a customer’s vehicle, and decide on what type of magnet to use to attach our Product to our customers’ vehicles. Our goal is to achieve the highest quality product at the lowest possible production cost. We expect to incur roughly $10,000 on Product Research and Development over the next twelve months.

Production

We currently do not have any manufacturing facilities. We intend to negotiate with industrial plastics or aluminum shops or manufacturers to product the pieces of our frame in bulk quantities. When we receive a large order, we will have the manufacturer with whom we have negotiated a contract to deliver the pieces of frame to our order fulfillment facility in Malaysia. The pieces of the frame will be designed to fit together easily, as well as fit the magnets. By packing the pieces of the frame with the magnets that we plan to order from a separate supplier into our proprietary packaging, we will provide each customer with our easy-to-assemble Product in a reasonably small package and with a minimum requirement of manpower at our shipping facility. We may determine to contract with an order fulfillment company to provide this final order fulfillment and shipping service in order to minimize our required investment in facilities and employees. We have already contacted several material suppliers in Malaysia, and we have begun negotiations with two of them.

Marketing and Sales

The goal of our company is for our car-top carrier to become the leading roof-top luggage carrier product in Asia. In order to achieve our goal, we intend to complete the development of our initial product and introduce our product to the automobile industry within the next twelve months.

We intend to sell our product in wholesale orders to large automobile companies, automobile retailers, automobile accessory retailers, and general retailers. Upon receiving a wholesale order, we will arrange for shipment of the product materials to our order fulfillment facility for packaging and shipping. We anticipate that wholesale orders will be fulfilled within five business days of placing the order to the material supplier. Our product will arrive at the customer in disassembled kits, with easy-to-follow instructions for production and assembly. As a result, production of our car-top carriers will not require any special assembly facility or equipment.

To increase consumer awareness of our product among our potential customers, specifically the automobile and automobile accessories industries, we intend to specifically engage in the following:

•
Attending National and Regional Automobile Promotions, Events and Conferences: These are events and conferences managed by regional and national automobile organizations to promote new automobile products and technology. We plan to introduce our products to the automobile merchants, retailers and wholesalers in attendance at these events. These events will also include trade meetings and promotional events and related seminars and conferences.

•
Developing Direct Marketing Programs to Attract Retailers: We intend to market directly to retailers by hosting and conducting seminars, by purchasing online advertisements, and through traditional media outlets such as newspapers and trade publications.

•
Offering Special Promotions: Initially, we intend to offer special promotions to a few major automobile retailers by supplying them with a limited amount of our Product for sale or distribution to their general customers. Based on customer feedback, we anticipate these retailers will begin placing regular, wholesale orders with our company.

•
Engaging in Product Demonstrations: We intend to send members of our sales team to various automobile supply stores and dealerships to conduct live demonstrations of our product, including assembly, installation, and disassembly.

Sales Personnel

In the short term, we intend to use the services of our management to sell our products. As our product approaches the manufacturing stage, however, we plan to employ a staff of salesmen in Malaysia, China, and other Asian countries to promote and sell our Product. These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory.

Expenses

We estimate the costs to implement our business strategy over the following twelve months to be:

•
Travel and Related expenses, which will consist primarily of our executive officers and directors visiting automobile manufacturers, automobile retailers, and automobile accessory retailers in their sales efforts. We estimate travel and related expenses for the next twelve months will be approximately $4,000;

•
Initial Marketing, which will consist of the marketing efforts discussed above, including direct marketing and attendance at trade shows. We estimate initial marketing expenses for the next twelve months will be approximately $6,000;

•
Research and Development costs consist of developing and testing our Product and determining the best combination of materials and suppliers for production. We estimate that research and development costs for the next twelve months will be approximately $10,000.

We intend to obtain business capital through the use of private equity fundraising or shareholders loans. We anticipate that, in time, the primary source of revenues for our business model will be the sale of our Product.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Period from February 22, 2007 (Date of Inception) until July 31, 2007

We generated no revenue for the period from July 27, 2007 (Date of Inception) until July 31, 2007. Our Operating Expenses during this period equaled $4,000, consisting entirely of Professional Fees. We, therefore, recorded a net loss of $4,000 for the period from July 27, 2007 (Date of Inception) until July 31, 2007. Our operating expenses are wholly attributable to professional fees associated with the initial development of our business, legal expenses, and consulting fees.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of July 31, 2007, we had total current assets of $39,000, consisting of Cash in the amount of $35,000 and Prepaid Expenses in the amount of $4,000. We had no current liabilities as of July 31, 2007. Thus, we have working capital of $39,000 as of July 31, 2007.

Operating activities used $8,000 in cash for the period from July 27, 2007 (Date of Inception) until July 31, 2007. Our net loss of $4,000 represented half our negative operating cash flow while our Prepaid Expenses of $4,000 represented the other half. Financing Activities during the period from July 27, 2007 (Date of Inception) until July 31, 2007 generated $43,000 in cash during the period.

As demonstrated above, we expect to spend approximately $20,000 to implement our business plan over the coming year. Our accounting, legal and administrative expenses for the next twelve months are anticipated to be $30,000. As of July 31, 2007, we had $35,000 in cash.

As of April 30, 2007, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

We have limited working capital and have not yet received revenues from sales of products or services. These factors have caused our accountants to express substantial doubt about our ability to continue as a going concern.  The accompanying financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on our generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling our equity securities and obtaining debt financing to fund our capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

Off Balance Sheet Arrangements

As of July 31, 2007, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

Except as provided below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

We issued 600,000 shares of common stock on July 27, 2007 to Tee Kai Shen, our president. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have forty (40) holders of record of our common stock.

Rule 144 Shares
None of our common stock is currently available for resale to the public under Rule 144.

Of the shares being registered, 950,000 shares held by thirty-eight (38) shareholders will be available for resale in July of 2008, depending on exactly when they purchased their shares, all in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

Tee Kai Shen and Tam Siew Suan, as affiliates, will be able to sell their shares, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, starting in July of 2008.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 9,500 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for the period from inception (July 27, 2007) through July 31, 2007.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tee Kai Shen President, and CEO	2007	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of July 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Tee Kai Shen	-	-	-	-	-	-	-	-	-
There were no grants of stock options since inception to date of this Prospectus.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (July 27, 2007) through July 31, 2007.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tee Kai Shen	0	0	0	0	0	0	0
Tam Siew Suan	0	0	0	0	0	0	0

We do not intend on compensating our directors for their services.

Financial Statements

Index to Financial Statements:

Audited financial statements for the period from July 27, 2007 (Date of Inception) through July 31, 2007:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of July 31, 2007

F-3	Statement of Operations for the period from July 27, 2007 (Date of Inception) through July 31, 2007

F-4	Statements of Stockholders’ Equity for the period from July 27, 2007 (Date of Inception) through July 31, 2007

F-5	Statement of Cash Flows for the period from July 27, 2007 (Date of Inception) through July 31, 2007

F-6	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Rolling Technologies, Inc.
Reno, Nevada

We have audited the accompanying balance sheet of Rolling Technologies, Inc. as of July 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for July 27, 2007 (date of inception) through July 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over   financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rolling Technologies, Inc. as of July 31, 2007, and the results of its operations and cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has limited working capital, has received limited revenue from sales of its products, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
August 30, 2007

ROLLING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of July 31, 2007

ASSETS
Current Assets
Cash and equivalents	$35,000
Prepaid expenses	4,000

TOTAL ASSETS	$39,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$-0-

Stockholders’ Deficit
Common Stock, $.001 par value, 100,000,000 shares authorized, 2,150,000 shares issued and outstanding	2,150
Additional paid-in capital	40,850
Deficit accumulated during the development stage	(4,000)
Total stockholders’ equity	39,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,000

See accompanying notes to financial statements.

ROLLING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
Period from July 27, 2007(Inception) to July 31, 2007

Period from July 27, 2007 (Inception) to July 31, 2007
Revenues	$-0-

Expenses :
Professional fees	4,000

Net Loss	$(4,000)

Net loss per share:
Basic and diluted	$(0.01)

Weighted average shares outstanding:
Basic and diluted	2,150,000

See accompanying notes to financial statements.

ROLLING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
Period from July 27, 2007(Inception) to July 31, 2007

	Common stock		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares	Amount
Issuance of common stock for cash @$.001	2,150,000	$2,150	$40,850	$-	$43,000
Net loss for the period	-	-	-	(4,000)	(4,000)
Balance, July 31, 2007	2,150,000	$2,150	$40,850	$(4,000)	$(39,000)

See accompanying notes to financial statements.

ROLLING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
Period from July 27, 2007(Inception) to July 31, 2007

Period From July 27, 2007 (Inception) to July 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,000)
Change in non-cash working capital items
Prepaid expenses	(4,000)
CASH FLOWS USED BY OPERATING ACTIVITIES	(8,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	43,000
NET INCREASE IN CASH	35,000

Cash, beginning of period	-0-
Cash, end of period	$35,000

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-
Income taxes paid	$-0-

See accompanying notes to financial statements.

ROLLING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2007

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Rolling Technologies, Inc. (“Rolling”) is a development stage company and was incorporated in Nevada on July 27, 2007. The Company is developing a rooftop luggage system for automobiles. Rolling operates out of office space owned by a director and stockholder of the Company. The facilities are provided at no charge. There can be no assurances that the facilities will continue to be provided at no charge in the future.

Development Stage Company

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 ”Accounting and Reporting by Development-Stage Enterprises”. A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents

Rolling considers all highly liquid investments with maturities of three months or less to be cash equivalents. At July 31, 2007 the Company had $35,000 of unrestricted cash that was being held in an escrow account by its outside attorneys, to be used for future business operations.

Fair Value of Financial Instruments

Rollings’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

ROLLING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2007

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Rolling does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 - PREPAID EXPENSES

Prepaid expenses at July 31, 2007 consisted of an advance retainer paid to the firms outside independent auditors for services to be rendered for periods after the Company’s year-end.

NOTE 3 - INCOME TAXES

For the period ended July 31, 2007, Rolling has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $4,000 at July 31, 2007, and will expire in the year 2027.

ROLLING TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2007

NOTE 3 - INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2007
Deferred tax asset attributable to:
Net operating loss carryover	$1,360
Valuation allowance	(1,360)
Net deferred tax asset	$-

NOTE 4 - LIQUIDITY AND GOING CONCERN

Rolling has limited working capital and has not yet received revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Rolling to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000

Total	$27,001

All amounts are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 600,000 shares of common stock on July 27, 2007, to Tee Kai Shen, our president. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act.

We issued 600,000 shares of common stock on July 27, 2007, to Tam Siew Suan, our director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,000. The 600,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed a private placement of 950,000 shares of our common stock pursuant to Regulation S of the 1933 Act on July 27, 2007. All shares were issued at a price of $0.02 per share. We received proceeds of $19,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of David S. Jennings, Esq., with consent to use
23.1	Consent of Maddox Ungar Silberstein, PLLC
24.1	Power of Attorney (see attached signature page)

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, Nevada on September 17, 2007.

Rolling Technologies, Inc.

By:	/s/ Tee Kai Shen Tee Kai Shen President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennie Slade as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:
/s/ Tee Kai Shen
Tee Kai Shen
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director
September 17, 2007

By:	/s/ Tam Siew Suan Tam Siew Suan Director September 17, 2007